SUBSIDIARIES OF DIONEX CORPORATION


	The following table sets forth the names of the subsidiaries of the Registrant, the state or other jurisdiction of incorporation or organization of each, and the names under which subsidiaries do business as of June 30, 1997.


                    					  State or other
			                  		    jurisdiction of   		Name under which
					                      incorporation or		  subsidiary does
Name of Subsidiary		       organization	 		    business


Dionex (U.K.) Limited	     England			          Dionex (U.K.)
Limited

Dionex GmbH			             Federal Republic	   Dionex GmbH
					                      of Germany

Dionex S.r.l.			           Italy	         		   Dionex S.r.l.

Dionex S.A.		           	  France		        	   Dionex S.A.

Dionex Export Corporation  U.S. Virgin Islands Dionex Export
Corporation

Dionex Canada Ltd./Ltee.	  Canada			           Dionex Canada
Ltd./Ltee.

Dionex B.V.			             The Netherlands 	   Dionex B.V.

Nippon Dionex K.K.	     	  Japan			            Nippon Dionex K.K.

Dionex N.V.	           		  Belgium		       	   Dionex N.V.

Dionex (Switzerland) AG 	  Switzerland		       Dionex
(Switzerland) AG

Dionex Austria GmbH		      Austria		       	   Dionex Austria GmbH